Exhibit 10.1

FORUM ENERGY TECHNOLOGIES, INC.
2010 STOCK INCENTIVE PLAN

2016 NON‑EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AGREEMENT
This Restricted Stock Unit Agreement (this “Agreement”) is made as of the ___ day of __________, 2016 (the “Date of Grant”), between Forum Energy Technologies, Inc., a Delaware corporation (the “Company”), and _________________ (the “Director”).
1.Award. Pursuant to the Forum Energy Technologies, Inc. 2010 Stock Incentive Plan (the “Plan”), the Director is hereby awarded [number of units] units (the “RSUs”) evidencing the right to receive an equivalent number of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), subject to certain restrictions thereon. The Director acknowledges receipt of a copy of the Plan, and agrees that this award of RSUs shall be subject to all of the terms and provisions of the Plan, including future amendments thereto, if any, pursuant to the terms thereof. Capitalized terms used in this Agreement that are not defined herein shall have the meanings given to them in the Plan.
2.    Forfeiture Restrictions and Assignment.
(a)    Restrictions. The RSUs may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of, and in the event of termination of the Director’s service on the Board for any reason whatsoever, the Director shall, for no consideration, forfeit all unvested RSUs. The obligation to forfeit RSUs upon termination of service as provided in the preceding sentence is herein referred to as the “Forfeiture Restrictions.”

(b)    Lapse of Forfeiture Restrictions. Provided that the Director has served continuously on the Board from the Date of Grant through [insert date], the Forfeiture Restrictions shall lapse. Notwithstanding the foregoing, if a Change in Control occurs and the Director has served continuously on the Board from the Date of Grant to the date upon which such Change in Control occurs, then the Forfeiture Restrictions shall lapse with respect to the RSUs on the date upon which such Change in Control occurs.
3.    Settlement and Delivery of Stock. Settlement of RSUs shall be made no later than 15 days after the lapse of Forfeiture Restrictions, or, if the RSUs have been deferred, in accordance with the terms of the 2016 Restricted Stock Unit Deferral and Distribution Election Form (distributed separately from this Agreement). Settlement will be made by issuance of shares of Common Stock. Notwithstanding the foregoing, the Company shall not be obligated to issue any shares of Common Stock if counsel to the Company determines that such sale or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the issuance of shares of Common Stock to comply with any such law, rule, regulation or agreement.
4.    Shareholder Rights. The Director shall have no rights to dividends or other rights of a shareholder with respect to shares of Common Stock subject to this award of RSUs unless and until such time as the award has been settled by the issuance of shares of Common Stock to the Director. The Director shall have the right to receive a cash dividend equivalent payment with respect to the RSUs for the period beginning on the Date of Grant and ending on the date the shares of Common Stock are issued to the Director in settlement of the RSUs, which shall be payable at the same time as cash dividends on Common Stock are paid to Company stockholders.
5.    Corporate Acts. The existence of the RSUs shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. The prohibitions of Section 2(a) hereof shall not apply to the transfer of RSUs pursuant to a plan of reorganization of the Company, but the stock, securities or other property received in exchange therefor shall also become subject to the Forfeiture Restrictions.
6.    Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Director.
7.    Amendment. Any modification of this Agreement shall be effective only if it is in writing and signed by both the Director and an authorized officer of the Company.
8.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Director has executed this Agreement, all as of the date first above written.

FORUM ENERGY TECHNOLOGIES, INC.

By:
C. Christopher Gaut
Chairman, President and CEO

DIRECTOR

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